Exhibit 1.01

Fresenius Medical Care AG & Co. KGaA

Conflict Minerals Report

This document, constituting Exhibit 1.01 to Form SD of Fresenius Medical Care AG & Co. KGaA (together with its subsidiaries, “Fresenius Medical Care,” “the Company,” “we,” “our”), for calendar year 2015, is the Company’s Conflict Minerals Report in accordance with Rule 13p-1 under the Securities Exchange Act of 1934. With shares listed on the New York Stock Exchange, Fresenius Medical Care is subject to the provisions of Section 1502 of the U.S. Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank Act”) relating to “ Conflict Minerals. “ Section 1502 of the Dodd-Frank Act and Rule 13p-1 of the Securities Exchange Commission (“SEC”) address the sourcing of 3TG minerals (Tin, Tantalum, Tungsten, and Gold) from the Democratic Republic of the Congo (“DRC”) and adjoining countries (“Covered Countries”) which are known locations where armed groups mine and sell these minerals to finance civil violence.

Section (1) Due Diligence:

The Company’s comprehensive ConflictMinerals Program, or the “Program,” includes a due diligence process that was designed to conform in all material respects to the criteria set forth in the internationally recognized Organization for Economic Co-operation and Development (OECD) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, 2nd Edition and related Supplements on Tin, Tantalum and Tungsten and on Gold (“OECD Guidance”).

The following is a review of the actions comprising the OECD Guidance five-step framework that the Company took to implement our due diligence process:

1.              Establish strong company management systems

a.              The Company developed and adopted a Conflict Minerals Sourcing Policy and made it publicly available at http://www.freseniusmedicalcare.com/fileadmin/data/de/pdf/About_us/Responsibility/Conflict_Minerals_Policy_
Statement.pdf

b.              The Company structured internal management to support supply chain due diligence by identifying the responsible business organizations and the individuals within those organizations.  Subsequently, a cross-functional Conflict Minerals team (“the Team”) was created; the primary and secondary contributors on the Team were designated and notified of their responsibilities. Lastly, education was provided via training to not only the Team, but also the relevant personnel at the Company.

c.               The Company established a system of controls and transparency over the supply chain by leveraging the iPoint Conflict Minerals Platform (“iPCMP”) developed by our consultant, iPoint, Inc., to monitor all relevant data

d.              The Company strengthened supplier engagement via educational training material that was distributed to them during the data collection process.  Moreover, the Company sent suppliers feedback regarding their smelter data.

e.               The Company developed a grievance mechanism in the form of an email inbox, available to the public at cminquiry@fmc-ag.com

2.              Identify and assess risk in the supply chain

a.              The Company identified risk in the supply chain by first identifying the product categories that are at-risk of containing conflict minerals. After determining the applicable product categories, the Company was able to determine the facilities that manufactured those products, and further determined the Suppliers that provided relevant materials for the manufacture of those products.

b.              The Company’s method for identifying risk of potential financing or benefitting of armed groups is an evolving process.

3.              Design and implement a strategy to respond to risks

a.              The Team holds bi-annual meetings with senior leadership to inform them of any material risk that may be in the supply chain, in addition to ad-hoc meetings to review program progress

b.              The Company devised a risk management strategy and implemented it by evaluating suppliers for compliance.  In order to be considered non-compliant, a supplier was either unresponsive, non-compliant with Fresenius Medical Care policy or did not meet Fresenius Medical Care’s expectations.  For a supplier to be considered at-risk, they were either non-compliant, or provided smelter data that indicated potential risk.  At-risk suppliers were then escalated to the Team for further review on an individual supplier basis.

c.               As part of the strategy to respond to risk, the Team provided educational risk management training that included the escalation process as a topic to the relevant personnel

d.              The Team was able to identify, monitor and track performance of their risk mitigation efforts and included that information in the meetings with senior leadership.  The Team utilized iPCMP and Microsoft SharePoint as tools for identification, monitoring and tracking performance.

e.               A framework was developed by the Team, iPoint Inc. and I.H.S. to undertake additional fact and risk assessment for risk mitigation due diligence.  The framework is included in the overall Program, and includes escalation of at-risk suppliers and their individual review.

4.              Carry out independent third-party audit of supply chain due diligence at identified points in the supply chain

a.              The Company is a member of the Conflict Free Sourcing Initiative (“CFSI”), which conducts independent third-party audits of smelters on behalf of its members.  The Company utilizes the RCOI information provided to members of the CFSI in order to determine the possible country of origin of the conflict minerals necessary for the functionality or production of its products.

5.              Report on supply chain due diligence

a.              The Company reports annually to the SEC the Form SD

b.              The Company makes its Conflict Mineral Policy publicly available at http://www.freseniusmedicalcare.com/fileadmin/data/de/pdf/About_us/Responsibility/Conflict_Minerals_Policy_
Statement.pdf

Further, the Company performed an analysis of the relevant data for reporting year 2015 to demonstrate comparative improvement from reporting year 2014.

The Conflict Minerals Team engaged external consultants to assist in program development, data collection, analysis and risk identification, which enabled us to improve our overall program effectiveness.  The scope of suppliers that were solicited for information was improved due to incorporating the subject-matter expertise of the relevant Fresenius Medical Care personnel.  Additionally, by becoming members of CFSI, we are now able to access critical RCOI information and participate in the cross-industry process of auditing smelters.  Furthermore, the improvement to our comprehensive program includes providing education and training both to Fresenius Medical Care personnel as well as to direct suppliers, and enhancing our risk mitigation procedures.  We’ve also enhanced our supplier expectations and data acceptance criteria, which has resulted in an overall improvement to the data quality received from the supply chain.

The content of any website referred to in this Report is included for general information only and is not incorporated by reference to this Report.

(1)Product Description:

The Company has determined in good faith that the applicable product categories are the following:

•                  Hemodialysis machines and Peritoneal Dialysis cyclers

•                  Body Composition Monitor (“BCM”)

HD machines and PD cyclers:

Hemodialysis machines are used to control the flow of blood from the patient to a specially designed filter known as a dialyzer.  The dialyzer separates waste products and excess water from the blood. Dialysis solution flowing through the dialyzer carries away the waste products and excess water, and supplements the blood with solutes which must be added due to renal failure. The treated blood is returned to the patient. The hemodialysis machine pumps blood, adds anti-coagulants, regulates the purification process and controls the mixing of dialysis solution and the rate of its flow through the system. This machine can also monitor and record the patient’s vital signs.  Peritoneal Dialysis is a treatment modality that uses the patient’s peritoneum as a dialyzing membrane. In peritoneal dialysis, a surgically implanted catheter provides access to the patient’s peritoneal cavity. A peritoneal dialysis cycler is a machine that pumps or “cycles” solution to and from the patient’s peritoneal cavity while the patient sleeps.  We produce and assemble hemodialysis machines and peritoneal dialysis cyclers at the Fresenius Medical Care facilities in Schweinfurt, Germany and Concord, California.

Body Composition Monitor:

Our Body Composition Monitor (“BCM”) is sold as part of both our peritoneal and hemodialysis products. It is an analysis system that is used to determine a patient’s body composition (water, body mass and fat), which assesses a patient’s hydration state to assist in determining the patient’s dialysis therapy.  The BCM quantifies an individual’s fluid status and nutritional parameters noninvasively.  BCMs are manufactured and assembled in Schweinfurt, Germany.

(2) Product Determination:

Pursuant to guidance issued by the SEC Division of Corporation Finance on April 29, 2014, we are not required to describe any of our products as “DRC Conflict Free,” as having “not been found to be ‘DRC Conflict Free’“ or as “DRC Conflict Undeterminable.”

Results of our RCOI and Due Diligence Measures:

The following table reflects the list of smelters and refiners that may be in our supply chain, as declared by our direct suppliers.

Alias	Metal	Country	Smelter ID
A.L.M.T. TUNGSTEN Corp.	Tungsten	JAPAN	CID000004
Advanced Chemical Company	Gold	UNITED STATES	CID000015
Allgemeine Gold-und Silberscheideanstalt A.G.	Gold	GERMANY	CID000035
Almalyk Mining and Metallurgical Complex (AMMC)	Gold	UZBEKISTAN	CID000041
AngloGold Ashanti Córrego do Sítio Mineração	Gold	BRAZIL	CID000058
Argor-Heraeus S.A.	Gold	SWITZERLAND	CID000077
Asahi Pretec Corp.	Gold	JAPAN	CID000082
Asaka Riken Co., Ltd.	Gold	JAPAN	CID000090
Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Gold	TURKEY	CID000103
Kennametal Huntsville	Tungsten	UNITED STATES	CID000105
Aurubis AG	Gold	GERMANY	CID000113
Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Gold	PHILIPPINES	CID000128
Boliden AB	Gold	SWEDEN	CID000157
C. Hafner GmbH + Co. KG	Gold	GERMANY	CID000176
CCR Refinery - Glencore Canada Corporation	Gold	CANADA	CID000185
Cendres + Métaux S.A.	Gold	SWITZERLAND	CID000189
Changsha South Tantalum Niobium Co., Ltd.	Tantalum	CHINA	CID000211
Guangdong Xianglu Tungsten Co., Ltd.	Tungsten	CHINA	CID000218
Chimet S.p.A.	Gold	ITALY	CID000233
Jiangxi Ketai Advanced Material Co., Ltd.	Tin	CHINA	CID000244
Chongyi Zhangyuan Tungsten Co., Ltd.	Tungsten	CHINA	CID000258
Conghua Tantalum and Niobium Smeltry	Tantalum	CHINA	CID000291
Alpha	Tin	UNITED STATES	CID000292
Cooperativa Metalurgica de Rondônia Ltda.	Tin	BRAZIL	CID000295
CV Gita Pesona	Tin	INDONESIA	CID000306
PT Justindo	Tin	INDONESIA	CID000307
PT Aries Kencana Sejahtera	Tin	INDONESIA	CID000309
CV Serumpun Sebalai	Tin	INDONESIA	CID000313
CV United Smelting	Tin	INDONESIA	CID000315
Daejin Indus Co., Ltd.	Gold	KOREA, REPUBLIC OF	CID000328
Dayu Weiliang Tungsten Co., Ltd.	Tungsten	CHINA	CID000345
DSC (Do Sung Corporation)	Gold	KOREA, REPUBLIC OF	CID000359
DODUCO GmbH	Gold	GERMANY	CID000362
Dowa	Gold	JAPAN	CID000401
Dowa	Tin	JAPAN	CID000402
Duoluoshan	Tantalum	CHINA	CID000410
Eco-System Recycling Co., Ltd.	Gold	JAPAN	CID000425
EM Vinto	Tin	BOLIVIA	CID000438
Exotech Inc.	Tantalum	UNITED STATES	CID000456

F&X Electro-Materials Ltd.	Tantalum	CHINA	CID000460
Feinhütte Halsbrücke GmbH	Tin	GERMANY	CID000466
Fenix Metals	Tin	POLAND	CID000468
OJSC Novosibirsk Refinery	Gold	RUSSIAN FEDERATION	CID000493
Fujian Jinxin Tungsten Co., Ltd.	Tungsten	CHINA	CID000499
Gejiu Non-Ferrous Metal Processing Co., Ltd.	Tin	CHINA	CID000538
Global Tungsten & Powders Corp.	Tungsten	UNITED STATES	CID000568
Guangdong Zhiyuan New Material Co., Ltd.	Tantalum	CHINA	CID000616
Heimerle + Meule GmbH	Gold	GERMANY	CID000694
Heraeus Ltd. Hong Kong	Gold	CHINA	CID000707
Heraeus Precious Metals GmbH & Co. KG	Gold	GERMANY	CID000711
Hi-Temp Specialty Metals, Inc.	Tantalum	UNITED STATES	CID000731
Hunan Chenzhou Mining Co., Ltd.	Tungsten	CHINA	CID000766
Hunan Chunchang Nonferrous Metals Co., Ltd.	Tungsten	CHINA	CID000769
Ishifuku Metal Industry Co., Ltd.	Gold	JAPAN	CID000807
Istanbul Gold Refinery	Gold	TURKEY	CID000814
Japan Mint	Gold	JAPAN	CID000823
Japan New Metals Co., Ltd.	Tungsten	JAPAN	CID000825
Jiangxi Copper Co., Ltd.	Gold	CHINA	CID000855
Ganzhou Non-ferrous Metals Smelting Co., Ltd.	Tungsten	CHINA	CID000868
Ganzhou Huaxing Tungsten Products Co., Ltd.	Tungsten	CHINA	CID000875
JiuJiang JinXin Nonferrous Metals Co., Ltd.	Tantalum	CHINA	CID000914
Jiujiang Tanbre Co., Ltd.	Tantalum	CHINA	CID000917
Asahi Refining USA Inc.	Gold	UNITED STATES	CID000920
JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Gold	RUSSIAN FEDERATION	CID000927
JSC Uralelectromed	Gold	RUSSIAN FEDERATION	CID000929
JX Nippon Mining & Metals Co., Ltd.	Gold	JAPAN	CID000937
Gejiu Kai Meng Industry and Trade LLC	Tin	CHINA	CID000942
Kazzinc	Gold	KAZAKHSTAN	CID000957
Kennametal Fallon	Tungsten	UNITED STATES	CID000966
Kennecott Utah Copper LLC	Gold	UNITED STATES	CID000969
King-Tan Tantalum Industry Ltd.	Tantalum	CHINA	CID000973
Kojima Chemicals Co., Ltd.	Gold	JAPAN	CID000981
China Tin Group Co., Ltd.	Tin	CHINA	CID001070
LSM Brasil S.A.	Tantalum	BRAZIL	CID001076
LS-NIKKO Copper Inc.	Gold	KOREA, REPUBLIC OF	CID001078
Malaysia Smelting Corporation (MSC)	Tin	MALAYSIA	CID001105
Materion	Gold	UNITED STATES	CID001113
Matsuda Sangyo Co., Ltd.	Gold	JAPAN	CID001119
Metallic Resources, Inc.	Tin	UNITED STATES	CID001142
Metalor Technologies (Suzhou) Ltd.	Gold	CHINA	CID001147
Metalor Technologies (Hong Kong) Ltd.	Gold	CHINA	CID001149
Metalor Technologies (Singapore) Pte., Ltd.	Gold	SINGAPORE	CID001152
Metalor Technologies S.A.	Gold	SWITZERLAND	CID001153

Metalor USA Refining Corporation	Gold	UNITED STATES	CID001157
METALÚRGICA MET-MEX PEÑOLES, S.A. DE C.V	Gold	MEXICO	CID001161
Metallurgical Products India Pvt., Ltd.	Tantalum	INDIA	CID001163
Mineração Taboca S.A.	Tin	BRAZIL	CID001173
Mineração Taboca S.A.	Tantalum	BRAZIL	CID001175
Minsur	Tin	PERU	CID001182
Mitsubishi Materials Corporation	Gold	JAPAN	CID001188
Mitsubishi Materials Corporation	Tin	JAPAN	CID001191
Mitsui Mining & Smelting	Tantalum	JAPAN	CID001192
Mitsui Mining and Smelting Co., Ltd.	Gold	JAPAN	CID001193
Molycorp Silmet A.S.	Tantalum	ESTONIA	CID001200
Moscow Special Alloys Processing Plant	Gold	RUSSIAN FEDERATION	CID001204
Nadir Metal Rafineri San. Ve Tic. A.Ş.	Gold	TURKEY	CID001220
Navoi Mining and Metallurgical Combinat	Gold	UZBEKISTAN	CID001236
Nihon Material Co., Ltd.	Gold	JAPAN	CID001259
Ningxia Orient Tantalum Industry Co., Ltd.	Tantalum	CHINA	CID001277
O.M. Manufacturing (Thailand) Co., Ltd.	Tin	THAILAND	CID001314
Elemetal Refining, LLC	Gold	UNITED STATES	CID001322
Ohura Precious Metal Industry Co., Ltd.	Gold	JAPAN	CID001325
OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	Gold	RUSSIAN FEDERATION	CID001326
Operaciones Metalurgical S.A.	Tin	BOLIVIA	CID001337
PAMP S.A.	Gold	SWITZERLAND	CID001352
Prioksky Plant of Non-Ferrous Metals	Gold	RUSSIAN FEDERATION	CID001386
PT Aneka Tambang (Persero) Tbk	Gold	INDONESIA	CID001397
PT Artha Cipta Langgeng	Tin	INDONESIA	CID001399
PT Babel Inti Perkasa	Tin	INDONESIA	CID001402
PT Bangka Tin Industry	Tin	INDONESIA	CID001419
PT Belitung Industri Sejahtera	Tin	INDONESIA	CID001421
PT BilliTin Makmur Lestari	Tin	INDONESIA	CID001424
PT Bukit Timah	Tin	INDONESIA	CID001428
PT DS Jaya Abadi	Tin	INDONESIA	CID001434
PT Eunindo Usaha Mandiri	Tin	INDONESIA	CID001438
PT Karimun Mining	Tin	INDONESIA	CID001448
PT Mitra Stania Prima	Tin	INDONESIA	CID001453
PT Panca Mega Persada	Tin	INDONESIA	CID001457
PT Prima Timah Utama	Tin	INDONESIA	CID001458
PT Refined Bangka Tin	Tin	INDONESIA	CID001460
PT Sariwiguna Binasentosa	Tin	INDONESIA	CID001463
PT Stanindo Inti Perkasa	Tin	INDONESIA	CID001468
PT Sumber Jaya Indah	Tin	INDONESIA	CID001471
PT Timah (Persero) Tbk Kundur	Tin	INDONESIA	CID001477
PT Timah (Persero) Tbk Mentok	Tin	INDONESIA	CID001482
PT Tinindo Inter Nusa	Tin	INDONESIA	CID001490

PT Tommy Utama	Tin	INDONESIA	CID001493
PX Précinox S.A.	Gold	SWITZERLAND	CID001498
QuantumClean	Tantalum	UNITED STATES	CID001508
Rand Refinery (Pty) Ltd.	Gold	SOUTH AFRICA	CID001512
RFH Tantalum Smeltry Co., Ltd.	Tantalum	CHINA	CID001522
Royal Canadian Mint	Gold	CANADA	CID001534
Rui Da Hung	Tin	TAIWAN	CID001539
Samduck Precious Metals	Gold	KOREA, REPUBLIC OF	CID001555
Schone Edelmetaal B.V.	Gold	NETHERLANDS	CID001573
SEMPSA Joyería Platería S.A.	Gold	SPAIN	CID001585
Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	Gold	CHINA	CID001622
Sichuan Tianze Precious Metals Co., Ltd.	Gold	CHINA	CID001736
SOE Shyolkovsky Factory of Secondary Precious Metals	Gold	RUSSIAN FEDERATION	CID001756
Soft Metais Ltda.	Tin	BRAZIL	CID001758
Solar Applied Materials Technology Corp.	Gold	TAIWAN	CID001761
Solikamsk Magnesium Works OAO	Tantalum	RUSSIAN FEDERATION	CID001769
Sumitomo Metal Mining Co., Ltd.	Gold	JAPAN	CID001798
Taki Chemicals	Tantalum	JAPAN	CID001869
Tanaka Kikinzoku Kogyo K.K.	Gold	JAPAN	CID001875
Tejing (Vietnam) Tungsten Co., Ltd.	Tungsten	VIET NAM	CID001889
Telex Metals	Tantalum	UNITED STATES	CID001891
Thaisarco	Tin	THAILAND	CID001898
The Refinery of Shandong Gold Mining Co., Ltd.	Gold	CHINA	CID001916
Tokuriki Honten Co., Ltd.	Gold	JAPAN	CID001938
Torecom	Gold	KOREA, REPUBLIC OF	CID001955
Ulba Metallurgical Plant JSC	Tantalum	KAZAKHSTAN	CID001969
Umicore Brasil Ltda.	Gold	BRAZIL	CID001977
Umicore S.A. Business Unit Precious Metals Refining	Gold	BELGIUM	CID001980
United Precious Metal Refining, Inc.	Gold	UNITED STATES	CID001993
Valcambi S.A.	Gold	SWITZERLAND	CID002003
Vietnam Youngsun Tungsten Industry Co., Ltd.	Tungsten	VIET NAM	CID002011
VQB Mineral and Trading Group JSC	Tin	VIET NAM	CID002015
Western Australian Mint trading as The Perth Mint	Gold	AUSTRALIA	CID002030
White Solder Metalurgia e Mineração Ltda.	Tin	BRAZIL	CID002036
Wolfram Bergbau und Hütten AG	Tungsten	AUSTRIA	CID002044
Xiamen Tungsten Co., Ltd.	Tungsten	CHINA	CID002082
Xinhai Rendan Shaoguan Tungsten Co., Ltd.	Tungsten	CHINA	CID002095
Yamamoto Precious Metal Co., Ltd.	Gold	JAPAN	CID002100
Yokohama Metal Co., Ltd.	Gold	JAPAN	CID002129
Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	Tin	CHINA	CID002158
Yunnan Tin Group (Holding) Company Limited	Tin	CHINA	CID002180
Zhongyuan Gold Smelter of Zhongjin Gold Corporation	Gold	CHINA	CID002224
Zhuzhou Cemented Carbide	Tantalum	CHINA	CID002232
Zijin Mining Group Co., Ltd. Gold Refinery	Gold	CHINA	CID002243

Yichun Jin Yang Rare Metal Co., Ltd.	Tantalum	CHINA	CID002307
Umicore Precious Metals Thailand	Gold	THAILAND	CID002314
Ganzhou Jiangwu Ferrotungsten Co., Ltd.	Tungsten	CHINA	CID002315
Jiangxi Yaosheng Tungsten Co., Ltd.	Tungsten	CHINA	CID002316
Jiangxi Xinsheng Tungsten Industry Co., Ltd.	Tungsten	CHINA	CID002317
Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	Tungsten	CHINA	CID002318
Malipo Haiyu Tungsten Co., Ltd.	Tungsten	CHINA	CID002319
Jiangxi Gan Bei Tungsten Co., Ltd.	Tungsten	CHINA	CID002321
Faggi Enrico S.p.A.	Gold	ITALY	CID002355
CV Venus Inti Perkasa	Tin	INDONESIA	CID002455
Geib Refining Corporation	Gold	UNITED STATES	CID002459
Magnu’s Minerais Metais e Ligas Ltda.	Tin	BRAZIL	CID002468
PT Wahana Perkit Jaya	Tin	INDONESIA	CID002479
Hengyang King Xing Lifeng New Materials Co., Ltd.	Tantalum	CHINA	CID002492
Ganzhou Seadragon W & Mo Co., Ltd.	Tungsten	CHINA	CID002494
Melt Metais e Ligas S.A.	Tin	BRAZIL	CID002500
Asia Tungsten Products Vietnam Ltd.	Tungsten	VIET NAM	CID002502
PT ATD Makmur Mandiri Jaya	Tin	INDONESIA	CID002503
D Block Metals, LLC	Tantalum	UNITED STATES	CID002504
FIR Metals & Resource Ltd.	Tantalum	CHINA	CID002505
Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	Tantalum	CHINA	CID002506
Phoenix Metal Ltd.	Tin	RWANDA	CID002507
XinXing HaoRong Electronic Material Co., Ltd.	Tantalum	CHINA	CID002508
MMTC-PAMP India Pvt., Ltd.	Gold	INDIA	CID002509
Republic Metals Corporation	Gold	UNITED STATES	CID002510
KGHM Polska Miedź Spółka Akcyjna	Gold	POLAND	CID002511
Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	Tantalum	CHINA	CID002512
Chenzhou Diamond Tungsten Products Co., Ltd.	Tungsten	CHINA	CID002513
Singway Technology Co., Ltd.	Gold	TAIWAN	CID002516
O.M. Manufacturing Philippines, Inc.	Tin	PHILIPPINES	CID002517
Dayu Jincheng Tungsten Industry Co., Ltd.	Tungsten	CHINA	CID002518
PT Inti Stania Prima	Tin	INDONESIA	CID002530
Pobedit, JSC	Tungsten	RUSSIAN FEDERATION	CID002532
Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	Tungsten	CHINA	CID002535
Ganzhou Yatai Tungsten Co., Ltd.	Tungsten	CHINA	CID002536
Sanher Tungsten Vietnam Co., Ltd.	Tungsten	VIET NAM	CID002538
KEMET Blue Metals	Tantalum	MEXICO	CID002539
Plansee SE Liezen	Tantalum	AUSTRIA	CID002540
H.C. Starck GmbH	Tungsten	GERMANY	CID002541
H.C. Starck Smelting GmbH & Co.KG	Tungsten	GERMANY	CID002542
Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	Tungsten	VIET NAM	CID002543
H.C. Starck Co., Ltd.	Tantalum	THAILAND	CID002544
H.C. Starck GmbH Goslar	Tantalum	GERMANY	CID002545
H.C. Starck GmbH Laufenburg	Tantalum	GERMANY	CID002546

H.C. Starck Hermsdorf GmbH	Tantalum	GERMANY	CID002547
H.C. Starck Inc.	Tantalum	UNITED STATES	CID002548
H.C. Starck Ltd.	Tantalum	JAPAN	CID002549
H.C. Starck Smelting GmbH & Co. KG	Tantalum	GERMANY	CID002550
Jiangwu H.C. Starck Tungsten Products Co., Ltd.	Tungsten	CHINA	CID002551
Plansee SE Reutte	Tantalum	AUSTRIA	CID002556
Global Advanced Metals Boyertown	Tantalum	UNITED STATES	CID002557
Global Advanced Metals Aizu	Tantalum	JAPAN	CID002558
Emirates Gold DMCC	Gold	UNITED ARAB EMIRATES	CID002561
KEMET Blue Powder	Tantalum	UNITED STATES	CID002568
CV Ayi Jaya	Tin	INDONESIA	CID002570
Tranzact, Inc.	Tantalum	UNITED STATES	CID002571
Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Tin	VIET NAM	CID002572
Nghe Tinh Non-Ferrous Metals Joint Stock Company	Tin	VIET NAM	CID002573
Tuyen Quang Non-Ferrous Metals Joint Stock Company	Tin	VIET NAM	CID002574
Hunan Chuangda Vanadium Tungsten Co., Ltd. Yanglin	Tungsten	CHINA	CID002578
Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	Tungsten	CHINA	CID002579
T.C.A S.p.A	Gold	ITALY	CID002580
Niagara Refining LLC	Tungsten	UNITED STATES	CID002589
E.S.R. Electronics	Tantalum	UNITED STATES	CID002590
CV Dua Sekawan	Tin	INDONESIA	CID002592
CV Tiga Sekawan	Tin	INDONESIA	CID002593
Jiangxi Dayu Longxintai Tungsten Co., Ltd.	Tungsten	CHINA	CID002647
Hydrometallurg, JSC	Tungsten	RUSSIAN FEDERATION	CID002649
PT Cipta Persada Mulia	Tin	INDONESIA	CID002696
An Vinh Joint Stock Mineral Processing Company	Tin	VIET NAM	CID002703
Resind Indústria e Comércio Ltda.	Tin	BRAZIL	CID002706
Resind Indústria e Comércio Ltda.	Tantalum	BRAZIL	CID002707
Metallo-Chimique N.V.	Tin	BELGIUM	CID002773
Elmet S.L.U. (Metallo Group)	Tin	SPAIN	CID002774
PT Bangka Prima Tin	Tin	INDONESIA	CID002776
SAXONIA Edelmetalle GmbH	Gold	GERMANY	CID002777
WIELAND Edelmetalle GmbH	Gold	GERMANY	CID002778
Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	Gold	AUSTRIA	CID002779
South-East Nonferrous Metal Company Limited of Hengyang City	Tungsten	CHINA	CID002815
PT Sukses Inti Makmur	Tin	INDONESIA	CID002816
PT Kijang Jaya Mandiri	Tin	INDONESIA	CID002829
Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	Tungsten	CHINA	CID002830
ACL Metais Eireli	Tungsten	BRAZIL	CID002833
Jiangxi Tuohong New Raw Material	Tantalum	CHINA	CID002842
Woltech Korea Co., Ltd.	Tungsten	KOREA, REPUBLIC OF	CID002843
HuiChang Hill Tin Industry Co., Ltd.	Tin	CHINA	CID002844

Gejiu Fengming Metalurgy Chemical Plant	Tin	CHINA	CID002848
Guanyang Guida Nonferrous Metal Smelting Plant	Tin	CHINA	CID002849

Future Due Diligence Measures

Fresenius will continue to evaluate the process for gathering supplier contact information for reporting year 2015, and will make the necessary adjustments for reporting year 2016.  Additionally, Fresenius will work to improve supplier engagement by modifying/enhancing our available educational resources. The Company anticipates that these improved measures will improve the processes for identifying the relevant parties within supplier departments for information gathering purposes.

Independent Private Sector Audit of this Report

Pursuant to guidance issued by the SEC Division of Corporation Finance on April 29, 2014, we are not required to describe any of our products as “DRC conflict free,” as having “not been found to be ‘DRC conflict free’“ or as “DRC conflict undeterminable” and, inasmuch as we have not voluntarily elected to describe any of our products as DRC conflict free, the requirement for an independent private sector audit of this report is not applicable.